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MVC CAPITAL, INC.
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MVC Capital Announces Virtual Meeting Format for Annual Meeting of Stockholders

PURCHASE, N.Y., June 10, 2020 -- MVC Capital, Inc. (NYSE: MVC) (the “Company”), a publicly traded business development company (BDC) that makes private debt and equity investments, today announced a change in the format of its Annual Meeting of Stockholders (“Annual Meeting”). Due to the impact of the COVID-19 pandemic and out of concern for the health and safety of our stockholders, directors, members of management, employees and their families, the Company will hold its Annual Meeting in a virtual meeting format.

As previously announced, the Annual Meeting will be held on Wednesday, July 15, 2020 at 11:00 a.m. EDT.  Stockholders who held stock, of record or beneficially, as of the record date, May 26, 2020 will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/MVC2020.  A 16-digit control number found on a stockholder’s proxy card or voter instruction form will be required for entry into the Annual Meeting.

For additional information regarding how stockholders may attend, participate in and/or vote at the virtual Annual Meeting, please refer to the Company’s proxy materials filed today with the Securities and Exchange Commission.

Stockholders may submit questions in advance for consideration in the informal session that follows the Annual Meeting.  Questions should be emailed to ir@mvccapital.com no later than July 10, 2020, and will be addressed at the meeting in management’s discretion.

MVC-G

About MVC Capital, Inc.
MVC Capital (MVC) is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. For additional information about MVC, please visit MVC’s website at www.mvccapital.com.

Safe Harbor Statement and Other Disclosures
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press reColease may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact
Jackie Rothchild
MVC Capital
914.510.9400

Or

Jeffrey Goldberger / Allison Soss
KCSA Strategic Communications
212.896.1249 / 212.896.1267